Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 2026, relating to the financial statements of Alpex Acquisition Corporation, in this Registration Statement on Form S-1 and the related Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ HYYH CPA. LLC

HYYH CPA. LLC

Baltimore, Maryland

April 10, 2026